UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2010

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California	94108
( Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01(a)	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On March 4, 2010, Merriman Curhan Ford Group, Inc. received notice from the NASDAQ Stock Market that the company is not currently in compliance with the requirements of NASDAQ Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share.   The company has 180 days from the date of notification to regain compliance.  The company may be eligible at the end of that period for an additional 180 days to regain compliance.

Item 9.01(d)	Exhibits

99.1	Press Release announcing NASDAQ notice dated March 10, 2010.

99.2	NASDAQ notice dated March 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: March 10, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer